Exhibit 99.1

NEWS RELEASE	Security Capital Assurance Ltd
A.S. Cooper Building
26 Reid Street, 4th Floor
Hamilton HM 11
Bermuda
Tel: 441-279-7450

SECURITY CAPITAL ASSURANCE ANNOUNCES RESIGNATION
OF ALAN SENTER FROM ITS BOARD OF DIRECTORS

Hamilton, Bermuda, December 28, 2007 – Security Capital Assurance Ltd (NYSE: SCA) (“SCA”) or (the “Company”) announced today that Alan Z. Senter has resigned from SCA’s board of directors, effective on December 27, 2007. The Company was also informed today by XL Capital Ltd (NYSE: XL) (“XL”) that Michael P. Esposito, Jr. has resigned from his position as non-executive chairman of XL Capital Ltd’s board of directors. Mr. Esposito will continue in his role as the chairman of SCA’s board of directors. Mr. Senter will continue in his role as a director of XL Capital Ltd. Prior to these resignations, Messrs. Senter and Esposito had served on the boards of both XL and SCA.

“On behalf of SCA, I thank Alan for his service and dedication to the Company during his tenure,” said Paul S. Giordano, SCA’s chief executive officer. “We look forward to having Mike’s continued insight and involvement going forward.”

Michael P. Esposito, Jr. has served as the chairman of SCA's board of directors since June 2006, and has been a director of SCA since its formation. Mr. Esposito served as chairman of SCA operating subsidiary XL Capital Assurance Inc. from March 2000 through February 2005. He had been the chairman of XL’s board of directors since 1995.

Mr. Senter had been a director on SCA’s board since the Company’s initial public offering in August 2006. Mr. Senter has served as a director of XL since 1986.

About Security Capital Assurance

Security Capital Assurance Ltd is a Bermuda-domiciled holding company whose common shares are listed on the New York Stock Exchange (NYSE: SCA). For more information please visit www.scafg.com.

FORWARD LOOKING STATEMENTS

This release may contain statements about future results, plans and events that may constitute "forward-looking" statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned that these statements are not guarantees of future results, plans or events and such statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company's control. These factors include, but are not limited to: the outcome of the rating assessments for all bond insurers currently underway by Moody's Investor Services ("Moody's) and Standard & Poor's ("S&P"), the outcome of the Company's discussions with Fitch Ratings ("Fitch"), Moody's and S&P, and the company's ability to successfully address Fitch's and any other capital requirements within the required timeframes; the impact of the ratings actions announced on December 12, 2007 by Fitch, December 14, 2007 by Moody’s and December 19, 2007 by S&P; the impact of any adverse changes that may be made to the financial strength or financial enhancement ratings of any or all of the Company's operating subsidiaries; the possible dilutive effect of the issuance of equity pursuant to the company's capital plan; higher risk of loss in connection with obligations guaranteed by the Company due to recent deterioration in the credit markets stemming from the poor performance of subprime residential mortgage loans; developments in the world's financial and capital markets that adversely affect the performance of the Company' investments and its access to such markets; ineffectiveness of Company business strategy, due to changes in current or future market conditions or other factors; the performance of invested assets, losses on credit derivatives or changes in the fair value of credit default swaps; the availability of capital and liquidity; the timing of claims payments and the receipt of reinsurance recoverables; increased competition; greater frequency or severity of claims and loss activity; changes in Company reinsurance agreements with certain of its subsidiaries; changes in regulation, tax laws, legislation or accounting policies or practices; changes in officers; general economic conditions; changes in the availability, cost or quality of reinsurance or retrocessions; changes that may occur in Company operations and ownership as the Company matures; other additional factors, risks or uncertainties described in Company filings with the Securities and Exchange Commission, including in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and also disclosed from time to time in subsequent reports on Form 10-Q and Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements which speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made.

Contact:
Investors	Media
Frank Constantinople	Michael Gormley
+1 441-279-7450	+1 441-279-4750
frank.constantinople@scafg.com	Michael.gormley@scafg.com

Catherine Jones
+1 212-333-3810
cjones@brunswickgroup.com

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